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                                [LETTERHEAD]



                              October 18, 1996


Apartment Investment and Management Company
1873 South Bellaire Street, 17th Floor
Denver, Colorado 80222


                        REGISTRATION STATEMENT ON FORM S-8


Dear Sirs:

     We have acted as counsel for Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 500,000 shares of the Class A Common Stock, par value $.01 per share, of the Company (the "Shares") to be issued pursuant to the Apartment Investment and Management Company Non-Qualified Employee Stock Option Plan (the "Plan").

     In this capacity, we have examined the Registration Statement, the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares to be issued pursuant to the Plan, a Certificate of the Secretary of the Company dated October 18, 1996, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein. We assume that the Company will have available at the time of issuance of any of the Shares under the Plan at least that number of authorized

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                                                                [LETTERHEAD]


Apartment Investment and Management Company
October 18, 1996
Page 2



but unissued shares of Common Stock of the Company equal to the number of shares then being issued.

     Based upon the foregoing, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plan have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.


                                       Very truly yours,


                                       Piper & Marbury L.L.P.